                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):         October 17, 2002
                                                  ------------------------------


                               THE TIMKEN COMPANY
                              -------------------
               (Exact name of registrant as specified in charter)




          Ohio                          1-1169                   34-0577130
--------------------------------------------------------------------------------
(State or Other Jurisdiction         (Commission               (IRS Employer
        of Incorporation)            File Number)            Identification No.)


1835 Dueber Avenue, S.W., Canton, Ohio                         44706-2798
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                       (Zip Code)


       Registrant's telephone number, including area code: (330) 438-3000



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ITEM 5. OTHER EVENTS.

     Information set forth below represents clarification of certain statements made during a teleconference held by The Timken Company (the "Company") on October 17, 2002 at 8:30 a.m. Eastern time:

     The statement was made that the Company anticipates that it will be required to reduce shareholder's equity by approximately $100 million, net of applicable deferred taxes, as of the end of 2002. This estimate was based upon the expectation that the reduction as of the end of 2002 would be of comparable magnitude to the reduction reflected as of the end of 2001. The actual amount of the reduction in shareholders' equity will be dependent upon the actual performance of the Company's pension fund assets and interest rates and will not be determined until the first quarter of 2003.

     Certain statements in this report (including statements regarding the Company's forecasts, beliefs and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including the impact of changes in interest rates and changes in pension plans' investment performance on the amount of the change in shareholders' equity described above. These and additional factors are described in greater detail in the Company's 2001 Annual Report, page 39, the Annual Report on Form 10-K for the year ended December 31, 2001 and the quarterly reports on Form 10-Q for the periods ended March 31 and June 30, 2002. The Company undertakes no obligation to update or revise any forward-looking statement.
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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       THE TIMKEN COMPANY



                                       By:       /s/ William R. Burkhart
                                            ----------------------------------
                                            Name:   William R. Burkhart
                                            Title:  Senior Vice President and
                                                    General Counsel



Dated:  October 17, 2002